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                                                                    Exhibit 99.5

                         MOHEGAN TRIBAL GAMING AUTHORITY

                            One Mohegan Sun Boulevard
                                 Uncasville, CT

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 26, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, the Mohegan Tribal Gaming Authority has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the audit for the fiscal year ended September 30, 2001 was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit and availability of national office consultation. Availability of personnel at foreign affiliates of Andersen is not relevant to this audit.


                                   Very truly yours,

                                   Mohegan Tribal Gaming Authority


                                   /s/ Mark F. Brown
                                   --------------------------------
                                   Mark F. Brown
                                   Chairman and Member of Management Board